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                                                               EXHIBIT 21.1

                           LIST OF SUBSIDIARIES

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
                                                    STATE OF           DOES
SUBSIDIARY                                          INCORPORATION   BUSINESS AS
----------                                          --------------- -----------
3057011 Canada, Inc................................ Ontario, Canada
Answer Iowa, Inc................................... Iowa            Arch Paging
Arch Canada, Inc................................... Ontario, Canada
Arch Capitol District, Inc......................... New York        Arch Paging
Arch Communications Services, Inc.................. New York        Arch Paging
Arch Connecticut Valley, Inc....................... Massachusetts   Arch Paging
Arch Michigan, Inc................................. Delaware        Arch Paging
Arch Paging, Inc................................... Delaware        Arch Paging
Arch Southeast Communications, Inc................. Delaware        Arch Paging
Becker Beeper, Inc................................. Illinois        Arch Paging
The Beeper Company of America, Inc................. Colorado        Arch Paging
Benbow Investments, Inc............................ Delaware
Per-Com Wireless Enterprises, Inc.................. Ontario, Canada
The Westlink Company............................... Delaware        Arch Paging
The Westlink Paging Company of New Mexico, Inc..... New Mexico      Arch Paging
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